UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 16, 2006
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into a Material Definitive Agreement.
Effective August 16, 2006, Mariner Energy, Inc. (“Mariner”) and Rick G. Lester entered into a Consulting Agreement pursuant to which Mr. Lester will perform finance, accounting and other services on a consulting basis, continue to serve in his capacity as an officer of Mariner, and assist in transition upon the hiring of his successor. The Consulting Agreement, which can be terminated by either party upon 30 days’ notice, provides that Mariner pay Mr. Lester $2,300 per day for his services. This summary of certain terms of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement which is filed as an exhibit hereto. Mariner announced on June 29, 2006 Mr. Lester’s intention to resign to pursue personal interests, and on August 15, 2006, he resigned as an employee of Mariner. Mariner has agreed to pay Mr. Lester a bonus in the amount of $237,500 in respect of his performance in 2006 prior to the termination of his employment. Mariner continues its search for Mr. Lester’s successor.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Number	Description
†10.1	Consulting Agreement between Mariner Energy, Inc. and Ricky G. Lester, dated effective August 16, 2006.

†	Management contract.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: August 17, 2006	By:	/s/ Teresa G. Bushman
Teresa G. Bushman,
Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Description
†10.1	Consulting Agreement between Mariner Energy, Inc. and Ricky G. Lester, dated effective August 16, 2006.

†	Management contract.